Exhibit 99.1

Insulet Reports Third Quarter 2025 Results

Raises Full Year Revenue and Margin Guidance

ACTON, Mass. - November 6, 2025 - Insulet Corporation (NASDAQ: PODD) (Insulet or the Company), the global leader in tubeless insulin pump technology with its Omnipod® brand of products, today announced its financial results for the three months ended September 30, 2025.

Third Quarter Financial Highlights:

•Revenue of $706.3 million, increased 29.9%, or 28.2% in constant currency1, and exceeded the high end of the Company’s guidance range of 22% - 25% at constant currency rates
◦Total Omnipod revenue of $699.2 million, rose 31.0%, or 29.3% in constant currency
▪U.S. Omnipod revenue of $497.1 million, grew 25.6%
▪International Omnipod revenue of $202.1 million, advanced 46.5%, or 39.9% in constant currency
◦Drug Delivery revenue totaled $7.1 million
•Gross margin of 72.2%, up 290 basis points over prior year
•Operating income of $117.7 million, or 16.7% of revenue, up 50 basis points over prior year
•Adjusted operating income1 of $120.7 million, or 17.1% of revenue, up 90 basis points over prior year
•Net income of $87.6 million, or $1.24 per diluted share, compared with $77.5 million, or $1.08 per diluted share in prior year
•Adjusted net income1 of $87.8 million, or $1.24 per diluted share, compared with $64.3 million, or $0.90 per diluted share in prior year
•Adjusted EBITDA1 of $160.0 million, or 22.7% of revenue, down 50 basis points over prior year

Recent Strategic Highlights:

•Integrated Omnipod 5 with Dexcom’s G7 Continuous Glucose Monitor (CGM) sensor in Sweden, Denmark, Finland and Italy
•Secured reimbursement for Omnipod 5 with Dexcom’s G6 and G7 CGM sensors and Abbott's FreeStyle Libre 2 Plus CGM sensor in Norway
•Redeemed remaining $380 million principal of convertible notes
•Partnered with Pantone® to launch Omnipod Mango in vibrant new palette

“We delivered strong third quarter results, a testament to our team’s exceptional performance and the transformative power of Omnipod 5 for people living with diabetes,” said Ashley McEvoy, President and CEO. “Our continued meaningful engagement with physicians, partners, investors, and our incredible Podder community further reinforces our unique role at the nexus of consumer health, healthcare, and medtech. We’re not just advancing diabetes care—we’re reshaping it. As we continue to grow, I’m energized by our potential to expand access, accelerate growth, and deliver lasting value for all our stakeholders.”

1 See description of non-GAAP financial measures contained in this release.

2025 Outlook:

For the quarter and year ending December 31, 2025, the Company is providing the following guidance (revenue in constant currency):

	Q4 2025 Guidance	FY 2025 Guidance (as of 11/6/2025)	FY 2025 Prior Guidance (as of 8/7/2025)
U.S. Omnipod	24% - 27%	26% - 27%	22% - 25%
International Omnipod	37% - 40%	38% - 39%	34% - 37%
Total Omnipod	27% - 30%	29% - 30%	25% - 28%
Drug Delivery	(95)% - (85)%	(15)% - (10)%	(30)% - (25)%
Total	25% - 28%	28% - 29%	24% - 27%

Gross Margin		>71%	~71%
Adjusted Operating Margin		17.3% - 17.5%	17.0% - 17.5%

Conference Call:

Insulet will host a conference call at 8:00 a.m. (Eastern Time) on November 6, 2025 to discuss the financial results and outlook. The link to the live call will be available on the Investor Relations section of the Company’s website at investors.insulet.com, “Events and Presentations,” and will be archived for future reference. The live call may also be accessed by dialing (888) 770-7129 for domestic callers or (929) 203-2109 for international callers, passcode 5904836.

About Insulet Corporation:

Insulet Corporation (NASDAQ: PODD), headquartered in Massachusetts, is an innovative medical device company dedicated to simplifying life for people with diabetes and other conditions through its Omnipod product platform. The Omnipod Insulin Management System provides a unique alternative to traditional insulin delivery methods. With its simple, wearable design, the tubeless disposable Pod provides up to three days of non-stop insulin delivery, without the need to see or handle a needle. Insulet’s flagship innovation, the Omnipod 5 Automated Insulin Delivery System, integrates with a continuous glucose monitor to manage blood sugar with no multiple daily injections, zero fingersticks, and can be controlled by a compatible personal smartphone in the U.S. or by the Omnipod 5 Controller. Insulet also leverages the unique design of its Pod by tailoring its Omnipod technology platform for the delivery of non-insulin subcutaneous drugs across other therapeutic areas. For more information, visit insulet.com or omnipod.com.

Non-GAAP Measures:

The Company uses the following non-GAAP financial measures:

•Constant currency revenue growth, which represents the change in revenue between current and prior year periods using the exchange rate in effect during the applicable prior year period. Insulet presents constant currency revenue growth because management believes it provides meaningful information regarding the Company’s results on a consistent and comparable basis. Management uses this non-GAAP financial measure, in addition to financial measures in accordance with generally accepted accounting principles in the United States (GAAP), to evaluate the Company’s operating results. It is also one of the performance metrics that determines management incentive compensation.

•Adjusted gross margin, adjusted gross margin as a percentage of revenue, adjusted operating income, adjusted operating income as a percentage of revenue, adjusted net income, and adjusted diluted earnings per share exclude the impact of certain significant transactions or events, such as legal settlements, medical device corrections, gains (losses) on investments and loss on extinguishment of debt, that affect the period-to-period comparability of the Company’s performance, as applicable.

•Adjusted EBITDA, which represents net income plus net interest expense, income tax expense, depreciation and amortization, stock-based compensation expense and other significant transactions or events, such as legal settlements, medical device corrections, gains (losses) on investments and loss on extinguishment of debt, which affect the period-to-period comparability of the Company’s performance, as applicable, and adjusted EBITDA as a percentage of revenue.

•Free cash flow, which is defined as net cash provided by operating activities less capital expenditures.

Insulet presents the above non-GAAP financial measures because management uses them as supplemental measures in assessing the Company’s performance, and the Company believes they are helpful to investors and other interested parties as measures of comparative performance from period to period. They also are commonly used measures in determining business value, and the Company uses them internally to report results.

These non-GAAP financial measures should be considered supplemental to, and not a substitute for, the Company’s reported financial results prepared in accordance with GAAP. Furthermore, the Company’s definition of these non-GAAP measures may differ from similarly titled measures used by others. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, Insulet strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety.

Forward-Looking Statement:

This press release contains forward-looking statements regarding, among other things, future operating and financial performance, product success and efficacy, the outcome of studies and trials, and the approval of products by regulatory bodies. These forward-looking statements are based on management’s current beliefs, assumptions and estimates and are not intended to be a guarantee of future events or performance. If management’s underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by the forward-looking statements.

Risks and uncertainties include, but are not limited to international regulatory, commercial and logistics business risks, including the implementation of tariffs; our dependence on a principal product platform; the impact of competitive products, technological change and product innovation; our ability to maintain an effective sales force and expand our distribution network; our ability to maintain and grow our customer base; our ability to scale the business to support revenue growth; our ability to secure and retain adequate coverage or reimbursement from third-party payors; the impact of healthcare reform laws; our ability to design, develop, manufacture and commercialize future products; unfavorable results of clinical studies, including issues with third parties conducting any studies, or future publication of articles or announcement of positions by diabetes associations or other organizations that are unfavorable; our ability to protect our intellectual property and other proprietary rights; potential conflicts with the intellectual property of third parties; our inability to maintain or enter into new license or other agreements with respect to continuous glucose monitors, data management systems or other rights necessary to sell our current product and/or commercialize future products; worldwide macroeconomic and geopolitical uncertainty, as well as risks associated with public health crises and pandemics, including government actions and restrictive measures implemented in response, supply chain disruptions, delays in clinical trials, and other impacts to the business, our customers, suppliers, and employees; the potential violation of anti-bribery/anti-corruption laws; the concentration of manufacturing operations and storage of inventory in a limited number of locations; supply problems or price fluctuations with sole source or third-party suppliers on which we are dependent; failure to retain key suppliers; challenges to the future development of our non-insulin drug delivery product line; our failure or that of our contract manufacturer or component suppliers to comply with the U.S. Food and Drug Administration’s quality system regulations or other manufacturing difficulties; extensive government regulation applicable to medical devices, as well as complex and evolving privacy and data protection laws; our use of artificial intelligence tools; adverse regulatory or legal actions relating to current or future Omnipod products; potential adverse impacts resulting from a recall, or discovery of serious safety issues, or product liability lawsuits relating to off-label use; breaches or failures of our product or information technology systems, including by cyberattack; our ability to attract, motivate, and retain key personnel; risks associated with potential future acquisitions or investments in new businesses; ability to raise additional funds on acceptable terms or at all; the volatility of the trading price of our common stock; and changes in tax laws or exposure to significant tax liabilities.

For a further list and description of these and other important risks and uncertainties that may affect the Company’s future operations, see Part I, Item 1A - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which the Company may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q the Company has filed or will file hereafter. Any forward-looking statement made in this release speaks only as of the date of this release. Insulet does not undertake to update any forward-looking statement, other than as required by law.

©2025 Insulet Corporation. Omnipod is a registered trademark of Insulet Corporation. All rights reserved.

Investor Relations:

Clare Trachtman
Vice President, Investor Relations
(978) 218-0889
ctrachtman@insulet.com

Media:

Angela Geryak Wiczek
Senior Director, Corporate Communications
(978) 932-0611
awiczek@insulet.com

INSULET CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in millions, except per share data)	2025	2024	2025	2024
Revenue	$706.3	$543.9	$1,924.3	$1,474.1
Cost of revenue	196.2	166.8	553.0	459.3
Gross profit	510.1	377.1	1,371.3	1,014.8
Research and development expenses	77.2	54.9	210.2	159.0
Selling, general and administrative expenses	315.2	234.1	833.6	656.3
Operating income	117.7	88.1	327.5	199.6
Interest expense, net	(7.0)	(1.8)	(15.5)	(4.8)
Loss on extinguishment of debt	—	—	(123.9)	—
Other income (expense), net	12.1	(3.4)	11.2	(5.9)
Income before income taxes	122.8	82.9	199.3	188.8
Income tax (expense) benefit	(35.2)	(5.4)	(53.9)	128.8
Net income	$87.6	$77.5	$145.5	$317.6

Earnings per share:
Basic	$1.24	$1.11	$2.07	$4.53
Diluted	$1.24	$1.08	$2.05	$4.40
Weighted-average number of common shares outstanding (in thousands):
Basic	70,367	70,123	70,343	70,047
Diluted	70,661	73,951	72,292	73,830

RECONCILIATION OF DILUTED NET INCOME (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2025	2024	2025	2024
Net income	$87.6	$77.5	$145.5	$317.6
Add back interest expense, net of tax attributable to assumed conversion of convertible notes	—	2.4	2.8	7.1
Net income, diluted	$87.6	$79.9	$148.3	$324.7

Note: May not add or recalculate due to rounding.

INSULET CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(dollars in millions)	September 30, 2025	December 31, 2024
ASSETS
Cash and cash equivalents	$757.4	$953.4
Accounts receivable, net	462.2	365.5
Inventories	446.3	430.4
Prepaid expenses and other current assets	193.4	142.0
Total current assets	1,859.4	1,891.3
Property, plant and equipment, net	724.1	723.1
Other intangible assets, net	105.0	98.5
Goodwill	51.6	51.5
Other assets	289.2	323.3
Total assets	$3,029.3	$3,087.7
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$48.2	$19.8
Accrued expenses and other current liabilities	519.6	424.9
Current portion of long-term debt	79.9	83.8
Total current liabilities	647.7	528.4
Long-term debt, net	934.9	1,296.1
Other liabilities	62.6	51.7
Total liabilities	1,645.1	1,876.1
Stockholders’ equity	1,384.1	1,211.6
Total liabilities and stockholders’ equity	$3,029.3	$3,087.7

Note: May not add due to rounding.

INSULET CORPORATION
NON-GAAP RECONCILIATIONS (UNAUDITED)

CONSTANT CURRENCY REVENUE GROWTH

	Three Months Ended September 30,
(dollars in millions)	2025	2024	Percent Change	Currency Impact	Constant Currency
U.S.	$497.1	$395.6	25.6%	—%	25.6%
International	202.1	137.9	46.5%	6.6%	39.9%
Total Omnipod Products	699.2	533.5	31.0%	1.7%	29.3%
Drug Delivery	7.1	10.3	(31.4)%	—%	(31.4)%
Total	$706.3	$543.9	29.9%	1.7%	28.2%

	Nine Months Ended September 30,
(dollars in millions)	2025	2024	Percent Change	Currency Impact	Constant Currency
U.S.	$1,352.0	$1,065.6	26.9%	—%	26.9%
International	540.2	381.4	41.6%	3.3%	38.4%
Total Omnipod Products	1,892.2	1,447.0	30.8%	0.9%	29.9%
Drug Delivery	32.2	27.1	18.5%	—%	18.5%
Total	$1,924.3	$1,474.1	30.5%	0.8%	29.7%

Note: Columns may not add due to rounding. Percentages have been calculated using actual, non-rounded figures and, therefore, may not recalculate precisely.

INSULET CORPORATION
NON-GAAP RECONCILIATIONS (UNAUDITED)

ADJUSTED OPERATING INCOME, NET INCOME & DILUTED EPS

	Three Months Ended September 30, 2025
(in millions, except per share data)	Operating Income	Percent of Revenue	Income before Income Taxes	Net Income(4)	Net Income, Diluted	Diluted Earnings per Share	Effective Tax Rates
GAAP	$117.7	16.7%	$122.8	$87.6	$87.6	$1.24	28.7%
CFO transition costs(1)	3.0		3.0	2.9	2.9	$0.04
Gain on derivative asset(2)	—		(12.5)	(12.5)	(12.5)	$(0.18)
Tax matters(3)	—		—	9.8	9.8	$0.14
Non-GAAP	$120.7	17.1%	$113.3	$87.8	$87.8	$1.24	22.5%

	Nine Months Ended September 30, 2025
(in millions, except per share data)	Operating Income	Percent of Revenue	Income before Income Taxes	Net Income(4)	Net Income, Diluted	Diluted Earnings per Share	Effective Tax Rates
GAAP	$327.5	17.0%	$199.3	$145.5	$148.3	$2.05	27.0%
CEO and CFO transition costs(5)	(2.3)		(2.3)	(2.6)	(2.6)	$(0.04)
Loss on investments(6)	4.7		7.5	5.8	5.8	$0.08
Loss on extinguishment of debt(7)	—		123.9	123.1	123.1	$1.70
Gain on derivative asset(2)	—		(12.5)	(12.5)	(12.5)	$(0.17)
Tax matters(2)	—		—	(14.0)	(14.0)	$(0.19)
Non-GAAP	$329.9	17.1%	$315.9	$245.2	$248.0	$3.43	22.4%

(1) Relates to severance benefits associated with the departure of the Company's former Chief Financial Officer (CFO), net of her forfeiture of equity awards.
(2) Represents the change in fair value of the derivative asset associated with the redemption of our convertible debt.
(3) Primarily represents consolidating effective tax rate adjustment related to non-GAAP items and excess tax benefits related to employee share-based compensation.
(4) The tax effect on non-GAAP adjustments is calculated based on applicable local statutory rates.
(5) Relates to the forfeiture of equity awards by the Company's former Chief Executive Officer (CEO) and CFO, net of severance benefits.
(6) Represents a provision for credit loss included in selling, general and administrative expenses related to a debt investment and an impairment included in other expense related to an equity investment.

(7) Relates to the repurchase of a portion of the Company's convertible debt.

Note: Columns may not add due to rounding. Percentages have been calculated using actual, non-rounded figures and, therefore, may not recalculate precisely.

INSULET CORPORATION
NON-GAAP RECONCILIATIONS (UNAUDITED)

ADJUSTED OPERATING INCOME, NET INCOME & DILUTED EPS (CONTINUED)

	Three Months Ended September 30, 2024
(dollars in millions)	Income before Income Taxes	Net Income(3)	Net Income, Diluted	Diluted Earnings per Share	Effective Tax Rate
GAAP	$82.9	$77.5	$79.9	$1.08	6.5%
Loss on investments(1)	2.1	1.6	1.6	0.02
Tax matters(2)	—	(14.8)	(14.8)	(0.20)
Non-GAAP	$84.9	$64.3	$66.6	$0.90	24.3%

	Nine Months Ended September 30, 2024
(dollars in millions)	Income before Income Taxes	Net Income(3)	Net Income, Diluted	Diluted Earnings per Share	Effective Tax Rate
GAAP	$188.8	$317.6	$324.7	$4.40	(68.2)%
Loss on investments(1)	3.8	3.0	3.0	0.04
Tax matters(2)	—	(173.1)	(173.1)	(2.34)
Non-GAAP	$192.7	$147.5	$154.6	$2.09	23.4%

(1) Represents non-operating loss resulting from the fair value adjustment of a strategic debt investment.
(2) Includes tax benefit of $12.1 million and $165.6 million for the three and nine months ended September 30, 2024, respectively, resulting from the release of the Company's income tax valuation allowance. Also includes a tax benefit of $2.7 million and $7.5 million for the three and nine months ended September 30, 2024, respectively, related to a research and development tax credit recovery project for prior years.

(3) The tax effect on non-GAAP adjustments is calculated based on applicable local statutory rates, including the impact of any valuation allowance.

Note: Columns may not add due to rounding. Percentages have been calculated using actual, non-rounded figures and, therefore, may not recalculate precisely.

INSULET CORPORATION
NON-GAAP RECONCILIATIONS (UNAUDITED) (CONTINUED)

ADJUSTED EBITDA

	Three Months Ended September 30,				Nine Months Ended September 30,
(dollars in millions)	2025	Percent of Revenue	2024	Percent of Revenue	2025	Percent of Revenue	2024	Percent of Revenue
Net income	$87.6	12.4%	$77.5	14.2%	$145.5	7.6%	$317.6	21.5%
Interest expense, net	7.0		1.8		15.5		4.8
Income tax expense (benefit)	35.2		5.4		53.9		(128.8)
Depreciation and amortization	22.0		21.3		66.0		59.3
Stock-based compensation expense(1)	16.7		18.2		42.4		49.3
CFO and CEO transition costs(2)	4.0		—		9.4		—
Loss on extinguishment of debt(3)	—		—		123.9		—
Gain on derivative asset(4)	(12.5)		—		(12.5)		—
Loss on investments(5)	—		2.1		7.5		3.8
Adjusted EBITDA	$160.0	22.7%	$126.2	23.2%	$451.5	23.5%	$306.1	20.8%

(1) Includes the reversal of stock-based-compensation expense associated with the departure of the Company's former CFO and CEO totaling $1.0 million and $11.7 million for the three and nine months ended September 30, 2025, respectively.

(2) Represents severance expense related to the departure of the Company's former CFO and CEO.
(3) Relates to the repurchase of a portion of the Company's convertible debt.
(4) Represents the change in fair value of the derivative asset associated with the redemption of our convertible debt.
(5) Represents losses associated with debt and equity investments.

FREE CASH FLOW

(in millions)	Nine Months Ended September 30, 2025
Net cash provided by operating activities	$386.0
Capital expenditures	(56.5)
Free cash flow	$329.5

Note: Columns may not add due to rounding. Percentages have been calculated using actual, non-rounded figures and, therefore, may not recalculate precisely.

INSULET CORPORATION
NON-GAAP RECONCILIATIONS (UNAUDITED) CONTINUED
REVENUE GUIDANCE

	Year Ending December 31, 2025
	Revenue Growth GAAP	Currency Impact	Constant Currency
U.S. Omnipod	26% - 27%	—%	26% - 27%
International Omnipod	43% - 44%	5%	38% - 39%
Total Omnipod	30% - 31%	1%	29% - 30%
Drug Delivery	(15)% - (10)%	—%	(15)% - (10)%
Total	29% - 30%	1%	28% - 29%

	Three Months Ended December 31, 2025
	Revenue Growth GAAP	Currency Impact	Constant Currency
U.S. Omnipod	24% - 27%	—%	24% - 27%
International Omnipod	47% - 50%	10%	37% - 40%
Total Omnipod	30% - 33%	3%	27% - 30%
Drug Delivery	(95)% - (85)%	—%	(95)% - (85)%
Total	27% - 30%	2%	25% - 28%